                                                                   EXHIBIT 10.11

NORTH CAROLINA

DURHAM COUNTY
                                                                 LEASE AGREEMENT


         This Lease Agreement is made and entered into as of the 23rd day of December, 1993, by and between I-40 Properties, a North Carolina Partnership ("Landlord") and Applied Analytical Industries, Inc. (AAI), a Delaware Corporation, ("Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord owns certain real property located at 6110 Quadrangle Drive, Durham, Durham County, North Carolina ("Tract") and the building and other improvements on the same ("Building") more fully described in Exhibit A (property description) attached hereto and incorporated herein by reference; and

         WHEREAS, Tenant is desirous of leasing the Building as more fully described below and Landlord is willing to lease said property to Tenant.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements herein contained, the parties hereby agree as follows:

                                DEMISED PREMISES

         Landlord hereby demises and leases unto Tenant those premises located in the Building and more fully described in Exhibit B (siteplan and space plans) attached hereto and incorporated herein by reference ("Demised Premises"). The parties agree that the Demised Premises contain approximately thirty thousand and thirty one (30,031) rentable square feet and that the Building contains approximately thirty thousand and thirty one (30,031) rentable square feet.

                                       1.
                     USE AND ACCEPTANCE OF DEMISED PREMISES

         The Demised Premises shall be used by Tenant for USES WHICH ARE DIRECTLY OR INDIRECTLY RELATED TO PHARMACEUTICAL PURPOSES. Tenant shall not vacate or abandon the Demised Premises. TENANT ACCEPTS PREMISES WHICH INCLUDES 31 FUME HOODS, A BIOLOGICAL CLEAN ROOM AND LAB BENCHWORK AND CABINETS AS SHOWN ON EXHIBIT B-1 AND B-2 (FLOOR PLANS). LANDLORD WARRANTS THAT ALL MECHANICAL SYSTEMS AND FUME HOODS ARE IN WORKING CONDITION. (*) By accepting possession of the Demised Premises, Tenant agrees that the Demised Premises are

- ------------------------

    (*) During the initial ninety (90) day period of this Lease Agreement.

in proper condition and are in all respects suitable for Tenant's use except as otherwise provided in Section 4 below.

                                       2.
                                 TERM OF LEASE

         (a) The term of this lease shall commence on January 1, 1994 ("Commencement Date"), and shall end on March 31, 2004 ("Termination Date.") Beginning with the day immediately following the Initial Termination Date, Tenant shall have the right, if Tenant is not at any time in default hereunder, to extend the term of the Lease for one (1) consecutive period(s) of sixty (60) consecutive calendar months upon written notice to Landlord at least 12 months prior to the expiration of the then expiring initial term. All of the provisions of this Lease Agreement shall apply to the extended term, including annual base rent increases of $.75 per rentable square foot above rent per square foot paid the last month of the initial term and all operating expense pass-throughs.

         (b) If Tenant has not been in default, Tenant will have the right to cancel this lease AT THE END OF THE 63RD MONTH OF THE LEASE TERM BY PROVIDING 2 YEARS PRIOR WRITTEN NOTICE TO LANDLORD OF SUCH TERMINATION AND PAYING LANDLORD $200,000 WITHIN 30 DAYS OF VACATING THE PREMISES. TENANT MAY ALSO TERMINATE THIS LEASE WITHOUT PENALTY AT THE END OF THE 87TH MONTH OF THE LEASE TERM BY PROVIDING 2 YEARS ADVANCE WRITTEN NOTICE.

                                       3.
                              COVENANT TO PAY RENT

         (a) Throughout the term hereof and any extensions or any holdover periods, Tenant shall pay, without demand and without counterclaim, deduction of set-off, monthly minimum rent as follows, payable on or before the first day of each calendar month:


                                       PRSF        ANNUAL       MONTHLY
                                       ----        ------       -------
         Jan. 1 - Mar. 31    1994     $    0    $         0   $        0
         Apr. 1 - Dec. 31    1994      13.75     412,926.00    34,411.00
         Jan. 1 - Dec. 31    1995      14.50     435,450.00    36,287.00
         Jan. 1 - Dec. 31    1996      15.25     457,973.00    38,164.00
         Jan. 1 - Dec. 31    1997      16.10     483,499.00    40,292.00
         Jan. 1 - Dec. 31    1998      17.00     510,527.00    42,544.00
         Jan. 1 - Dec. 31    1999      18.00     540,558.00    45,047.00
         Jan. 1, 2000 -                18.50     555,574.00    46,298.00
         Mar. 31, 2004

         (b) The above minimum rent is net of all costs for janitorial, water, electrical and interior maintenance, all of which are costs paid for directly by Tenant.

         (c) Tenant shall furthermore pay any additional rent required under this lease when due without demand and without counterclaim, deduction or setoff.

                                       4.
                          LANDLORD'S AND TENANT'S WORK

         Landlord and Tenant shall, at their own respective expense, perform the additional work described as "Landlord's Work" or "Tenant's Work" in Exhibit C attached hereto and incorporated herein by reference. It is expressly understood and agreed that Landlord's obligation with respect to the construction and finishing of the Demised Premises shall be limited to the scope of work described as Landlord's Work in Exhibit C and shall in no event include any work not described in Exhibit C. All Landlord's Work and Tenant's Work shall constitute improvements to the Demised Premises which shall become sole property of Landlord and shall remain at the Demised Premises upon expiration of this Lease Agreement or termination of Tenant's right to possession of the Demised Premises unless Landlord notifies Tenant otherwise in writing. Possession of the Demised Premises shall be delivered to Tenant on or before the Commencement Date, subject to extension for all delays resulting from causes beyond the reasonable control of Landlord. All work by Tenant or Landlord shall be performed in a lawful and workmanlike manner in accordance with all ordinances, building codes or other governing law and in accordance with plans and specifications prepared by Tenant at Tenant's sole cost and expense and approved by Landlord, which approval Landlord may grant or withhold in Landlord's sole discretion. Tenant shall take no action which may result in a claim of lien against the Tract, Building or Demised Premises and Tenant shall liquidate and discharge the same as provided in Section 12.

         Tenant shall provide Landlord with construction drawings for ALL MATERIAL improvements and changes it makes to the Premises, and shall provide Landlord with updated "as built" space plans on a periodic basis.

                                       5.
              REAL ESTATE AND OTHER TAXES AND SPECIAL ASSESSMENTS

         (a) During the term hereof and any extension or holdover period, Tenant shall promptly and timely pay as additional rent all ad valorem taxes LEVIED AGAINST THE TRACT, or assessments levied by any federal, state, county, or municipal authority on Tenant's personal property in or on the Demised Premises.

         (b) Tenant shall pay as additional rent within thirty (30) days of billing by Landlord Tenant's share as below defined of the amount of ad valorem taxes LEVIED AGAINST THE TRACT, or assessments levied from time to time by the foregoing authorities ON TENANT'S PERSONAL PROPERTY AS STATED IN PARAGRAPH 4 ABOVE. THE FOREGOING

LIMITATION RELATIVE TO PERSONAL PROPERTY OF TENANT SHALL APPLY TO ASSESSMENTS ONLY AND SHALL IN NO WAY LIMIT OR APPLY TO AD VALOREM TAXES DURING THE TERM HEREOF AND ANY EXTENSION OR HOLDOVER PERIOD. Tenant's share as used herein shall be the difference in Base Year (actual taxes paid in 1993) and actual tax costs for succeeding calendar years. Landlord may estimate Tenant's pro rata share of such taxes and assessments and Tenant shall pay such estimated amount as additional rent with Tenant's payment of monthly minimum rent. In the event Tenant's actual prorata share exceeds its estimated share, Tenant shall pay the deficiency to Landlord as additional rent within thirty (30) days of billing by Landlord. In the event Tenant's actual prorata share is less than its estimated share, Landlord shall credit the amount thereof to the monthly rents next becoming due from Tenant.

                                       6.
                              LANDLORD'S SERVICES

         (a) Landlord shall cause to be furnished to the Demised Premises 24 HOURS A DAY 365 DAYS A YEAR the following services: maintenance of casualty insurance by Landlord on the Building in such form and amount as is satisfactory to Landlord, water to the extent available, electricity to the extent available for normal general office use, removal of trash from site receptacles in accordance with city schedules, normal heating and air conditioning for the reasonably comfortable use and occupancy of the Demised Premises (provided heating and cooling to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service), Building repair and maintenance as set forth in Section 8 below, and Common Area Maintenance as set forth in Section 14 below. All costs resulting from Tenant's usage of water, heating, air conditioning, electricity, trash removal, or other services shall be paid by Tenant. Tenant shall not install equipment with unusual demands FOR A PHARMACEUTICAL LABORATORY for any of Landlord's services without Landlord's prior written consent which Landlord may withhold if Landlord reasonably determines that such equipment is not suitable for the Building or may not safely be used therein. Landlord shall not be responsible for any failure of or interruption in utility or other services to the Building or Demised Premises.

         (b) Tenant shall pay the Landlord as additional rent hereunder within thirty (30) days of billing by Landlord the increase of Landlord's Building Operating Expenses over Base Year 1993 as operating expenses are defined below. BEGINNING CALENDAR YEAR 1995 AND THEREAFTER THE INCREASE OF LANDLORD'S BUILDING OPERATING EXPENSES (EXCLUDING TAXES) THAT CAN BE PASSED THROUGH TO TENANT SHALL BE LIMITED TO 105% OF THE INCREASE IN EXPENSES FOR THE PRIOR CALENDAR YEAR. Landlord may estimate Tenant's Operating Expenses from time to time and Tenant shall pay such estimated amount as additional rent within thirty (30) days of billing by Landlord. In the event Landlord determines that Tenant's actual costs exceeds the estimated amount, Tenant shall pay the deficiency as additional rent within thirty (30) days of billing by Landlord; and if the estimated amount exceeds Tenant's actual prorata share, Tenant shall be entitled to a credit for said excess against the next succeeding monthly payments thereof.

(c) Landlord's "Operating Expenses" shall mean any and all costs and expenses paid or incurred by Landlord or its agents for any of Landlord's services specified above or otherwise in this Lease and for all wages of maintenance personnel, material, and service costs and expenses and any and all other costs or expenses paid or incurred by Landlord's agents in connection with the operation, servicing, maintenance, and repair of the Building, HVAC units, boilers and chillers, Common Areas or Tract in accordance with generally accepted accounting principles, consistently applied. Provided, however, Operating Expenses shall exclude: tenant upfitting costs or other concessions paid or provided to tenants or the Building; INTERIOR MAINTENANCE TO THE DEMISED PREMISES WHICH IS THE OBLIGATION OF TENANT IN ACCORDANCE WITH (E) BELOW; leasing commissions; advertising and marketing expenses; capital improvements to the Building or the Tract; principal and interest on any indebtedness; depreciation; any ground rent payable by Landlord; special services provided to tenants which are to be billed directly to such tenants; and the prorated portion of any of the above components of Operating Expenses allocated to activities of personnel or services provided for the benefit for any development or property other than the Building and the Tract. Upon Tenant's written request, Landlord shall provide Tenant a summary showing Landlord's calculation of its Operating Expenses from time to time.

         (d) Tenant shall pay or cause to be paid all charges for telephone or any other communication or utility service used in or rendered or supplied to the Demised Premises throughout the initial and any extended term of this Lease Agreement or any holdover period which Landlord does not provide above and Tenant shall indemnify the Landlord and hold Landlord harmless against any liability or damages (including Landlord's reasonable attorneys' fees and expenses) on such account.

         (e) All maintenance inside the Demised Premises will be Tenant's responsibility. This includes but is not limited to all lighting replacement, plumbing repairs, ceiling tile replacement, any interior wall and door repairs and any maintenance on the bathrooms.

                                       7.
                                SECURITY DEPOSIT

         Tenant shall deposit with Landlord on the signing of this Lease Agreement the sum of thirty five thousand ($35,000) as security for the performance of Tenant's obligations under this

Lease Agreement, including without limitation, the surrender of possession of the Demised Premises to Landlord as herein provided. If from time to time Landlord applies any part of said deposit to cure any default of Tenant, Tenant shall upon demand immediately deposit funds with the Landlord sufficient to restore the full initial balance of the security deposit. This deposit shall BE INVESTED IN AN INTEREST BEARING ACCOUNT and, unless the Landlord uses the same to cure a default of Tenant including restoring the Demised Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall within thirty (30) days of the termination of the Lease Agreement refund to Tenant so much of the deposit as Landlord continues to hold, INCLUDING ANY REMAINING INTEREST ACCRUED.

                                       8.
              REPAIR, PRESERVATION AND MAINTENANCE OF THE DEMISED
                                    PREMISES

         (a) Landlord at Landlord's sole cost and expense shall keep and maintain the roof, foundation and the structural soundness of the exterior walls of the Building and Demised Premises in good repair exclusive of matters due to Tenant's willful misconduct or gross neglect, which Tenant shall promptly remedy and repair. Tenant at Tenant's sole risk, cost and expense shall maintain the remainder of the Demised Premises in good, clean and sanitary condition and repair. Tenant furthermore shall not injure, deface, overload or waste the Demised Premises or any part thereof or permit the same to occur, nor shall Tenant engage in or permit any action which would threaten to injure, deface, overload or waste the Demised Premises or any part thereof. Tenant shall not permit the accumulation of waste or refuse matter in or on the Demised Premises or adjacent thereto.

         (b) Tenant shall return the Demised Premises to Landlord at the end of the initial or any extended term of any holdover period in such condition as they were in as of the Commencement Date or the date of completion with respect to any improvements made after the Commencement Date, ordinary wear and tear only excepted. Tenant shall hold Landlord harmless from any loss, cost or damage (including Landlord's reasonable attorneys' fees and expenses) caused by Tenant's failure to comply with Tenant's maintenance obligations under this Lease Agreement or caused by the maintenance or repairs made by Tenant or Tenant's agents, servants or employees, or by persons coming on the Demised Premises at the express or implied invitation of the Tenant.

                                       9.
                           TENANT'S GENERAL INDEMNITY

         Landlord shall not be liable to Tenant, or to any other person or entity whatsoever, EXCEPT GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY LANDLORD, for any injury, loss or damage to any





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

person or property in or upon the Demised Premises or otherwise resulting from Tenant's use of the Demised Premises or of the Building, the Tract or any Common Areas designated from time to time by Landlord as below provided. Tenant furthermore hereby covenants and agrees to assume all liability for or on account of any injury, loss or damage above described or resulting from any breach by Tenant or any of Tenant's obligations under this Lease Agreement (including Landlord's reasonable attorneys' fees and legal expenses), and Tenant shall save and hold Landlord harmless therefrom except as otherwise provided in Section 17 of this Lease Agreement EXCEPT WHERE SUCH INJURY, LOSS OR DAMAGE IS THE RESULT OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY LANDLORD.

                                      10.
                                   ASSIGNMENT

         Tenant shall neither assign, mortgage, pledge nor otherwise encumber this Lease Agreement, nor sublet the whole or any part of the Demised Premises without first obtaining the written consent of Landlord, which consent Landlord shall not unreasonably withhold. Such consent by Landlord shall not relieve Tenant of any of Tenant's obligations under this Lease Agreement. For purposes of this Section, an assignment shall include a transfer of more than a thirty percent (30%) ownership interest OF VOTING STOCK in Tenant whether all at once or over time; PROVIDED, HOWEVER, THE FOREGOING PROHIBITION SHALL NOT APPLY TO A PUBLIC OFFERING OF STOCK BY TENANT.

                                      11.
               STOCK IN TRADE AND FIXTURES AND INSURANCE THEREON

         Tenant's stock in trade and fixtures and all other property of Tenant or any third parties in or on the Demised Premises shall be at the sole risk of Tenant or such third parties. Landlord shall not be liable to Tenant or any third parties for any damage to personalty or fixtures at the Demised Premises or Building or Tract for any reason, including but not limited to loss or theft or damage due to leakage of water, gas, sewage or steam due to electrical or other utility failure.

                                      12.
                        ALTERATIONS, ADDITIONS AND SIGNS

         (a) Tenant shall not make any alterations or additions to the Demised Premises, WITH THE EXCEPTION OF THESE SET FORTH IN EXHIBIT C, without first obtaining the written consent of Landlord, which consent Landlord shall not unreasonably withhold. All alterations, additions and improvements to the Demised Premises (whether made by Landlord or Tenant) shall become the property of the Landlord and shall remain upon and become a part of the Demised Premises at the termination of this Lease Agreement or Tenant's right to possession of the Demised Premises unless Landlord otherwise notifies Tenant in writing. Any alterations performed by Tenant and approved by Landlord shall be in accordance with all applicable statutes, ordinances, regulations and applicable law and shall be performed in a workmanlike manner with materials and contractors approved by Landlord. Tenant in the event of any construction work shall procure and maintain in force until completion and acceptance of any completed improvements all risks builder's risk insurance, including vandalism and malicious mischief, in form and amount reasonably acceptable to Landlord covering improvements in place and all material and equipment at the job site and Tenant shall deliver to Landlord satisfactory proof that worker's compensation insurance has been procured to cover all persons employed in connection with the construction. Tenant furthermore shall not in any event do anything that may create or be the foundation for any lien upon the Demised Premises or the Building or Tract, or upon any of the improvements on the foregoing; and should any such lien be created or filed, Tenant at Tenant's own cost and expense shall liquidate and discharge the same in full within ten (10) days after the earlier of the notice or filing thereof.

         (b) Tenant shall not place, paint or otherwise affix any signs visible on any of the exterior portions of the Demised Premises or Building without Landlord's prior written consent, which consent Landlord may grant or withhold in Landlord's sole discretion, EXCEPT AS PROVIDED IN EXHIBIT E. All Tenant signs must comply with all applicable municipal or other governmental rules and regulations.

                                      13.
                      UNLAWFUL, IMPROPER OR OFFENSIVE USE

         Tenant shall not make nor allow to be made any use of the Demised Premises or Common Areas designated from time to time by Landlord as below provided which is unlawful or which in Landlord's judgment is improper, dangerous or offensive. Tenant shall furthermore promptly comply with all ordinances, regulations, rules or orders of any federal, state, county or municipal authority applicable to the Demised Premises and Tenant shall not bring hazardous materials or waste upon the Demised Premises or permit the same to occur IN VIOLATION OF ANY OF THE FOREGOING. Tenant shall use, store or dispose of any hazardous MATERIALS PERMITTED AS AFORESAID in a safe and reasonable manner and in full compliance with all applicable federal, state, municipal, county and other governmental laws, rules, and regulations. Tenant shall be responsible for and shall pay all damages and charges to the state or city government or any other persons or entities of any nuisance made or suffered during the term of this Lease Agreement on or from the Demised Premises or any such Common Areas resulting from the activities of Tenant or its agents, licensees or invitees or otherwise. TENANT SHALL PROVIDE ON AN ANNUAL BASIS A COPY OF TENANT'S ENVIRONMENTAL IMPACT STATEMENT WITHIN 30 DAYS AFTER PREPARATION THEREOF.

                                      14.
                            COMMON AREAS AND PARKING

         Landlord hereby grants Tenant and Tenant's invitees, licensees and agents the right, in common with other tenants of the Building, to use such areas of the Tract, including parking areas, as Landlord may designate from time to time to be common areas (the "Common Areas"). Tenant's use of available parking shall not exceed the limit specified by Landlord for Tenant from time to time. Any such usage by Tenant and Tenant's invitees, licensees and agents of the Common Areas shall be incident to Tenant's business activities hereunder, shall be lawful and reasonable, and shall be subject to Landlord's rule making authority per this lease. Landlord shall have exclusive control over the operation and maintenance of any such Common Areas. Landlord and its agents' costs and expenses incurred in operating and maintaining the Common Areas shall be Operating Expense reimbursable to Landlord as provided in
Section 6 above.

                                      15.
                    DAMAGES TO PREMISES BY FIRE OR CASUALTY
                           AND TAKING FOR PUBLIC USE

         (a) IN THE EVENT THE DEMISED PREMISES IS DAMAGED BY FIRE OR OTHER CASUALTY, LANDLORD SHALL GIVE TENANT NOTICE OF ITS INTENTION TO REPAIR OR RESTORE WITHIN 15 DAYS AFTER THE OCCURRENCE OF SUCH DAMAGE. If the Demised Premises shall be damaged by fire or other casualty, which damage can reasonably be corrected within ONE HUNDRED FIFTY (150) days and for a sum not exceeding the insurance proceeds actually received therefor by Landlord, Landlord shall be entitled to RESTORE AND REPAIR THE DEMISED PREMISES, retain any excess insurance proceeds, AND TENANT SHALL BE OBLIGATED TO REOCCUPY THE PREMISES UPON COMPLETION OF SUCH REPAIRS WITH TENANT'S SOLE REMEDY BEING THE ABATEMENT OF RENT IN THE PORTION OF THE DEMISED PREMISES WHICH WERE NOT TENANTABLE. In the event the Demised Premises cannot reasonably be so repaired or replaced, either Landlord or Tenant may terminate this Lease Agreement by written notice to the other provided, however, that (i) Tenant may not terminate this Lease Agreement after Landlord has begun to repair or reconstruct the Demised Premises and (ii) any obligations of the parties existing under this Lease Agreement at the time of such termination shall be unaffected by such termination, provided however there shall be an equitable abatement of rent proportionate to the demised premises damaged by fire or casualty and (iii) in the event such casualty occurs during the last twelve
(12) calendar months of the term or any extended term, Landlord may elect not to rebuild and may retain the insurance proceeds received.

         (b) In the event the whole of the Demised Premises shall be taken by any public authority under the power of eminent domain or like power or by a deed in lieu thereof, this Lease Agreement shall terminate as of the date that possession of the Demised Premises shall be delivered to the appropriate authority. In the event of only a partial such taking, this Lease Agreement shall not terminate (unless either party, by written notice to the other party, chooses to terminate the same) but there shall be an equitable abatement of rent proportionate to the part of the Demised Premises taken. Any termination of the Lease Agreement shall not affect the obligations of the parties existing under the Lease Agreement up to the time of termination. Tenant shall not be eligible to receive any part of any award or awards from any eminent domain proceeds or deed in lieu thereof, and Tenant hereby assigns all of its right, title and interest in and to any such award or awards to Landlord. However, Tenant may, to the extent permitted by law, and at Tenant's own expense and cost, take independent or related proceedings against the public authority exercising the power of eminent domain to pursue and establish any damages Tenant may have incurred for the taking of Tenant's property and for business interruption or relocation expenses resulting from the exercise of power of eminent domain (including any deed in lieu thereof) provided that any such action by Tenant shall not reduce or adversely affect the amount of Landlord's award.

                                      16.
                                   INSURANCE

         (a) Throughout the term of this Lease Agreement and any extended term or terms, Landlord shall provide fire and extended insurance coverage for the Demised Premises and the Building for 100% of the replacement value (defined as actual replacement cost excluding the costs of excavation, foundation and footings) in a form and amount satisfactory to Landlord as provided in Section 6 above WHICH INSURANCE SHALL BE OBTAINED FROM A COMPANY RATED AAA BY BEST & COMPANY AND SHALL BE IN FORM REASONABLY ACCEPTABLE TO TENANT. The costs of such insurance (as well as the costs of any other insurance of any nature that Landlord shall choose to obtain for the Building, Common Areas, Tract or any part thereof) shall be one of Landlord's Operating Expenses reimbursable to Landlord in accordance with Section 6 above. Throughout the term of this Lease Agreement and any extended term or hold over period, Tenant shall provide, at Tenant's sole cost and expense, in addition to the fire and extended insurance coverage for Tenant's property at the Demised Premises required by this lease, public liability insurance for the Demised Premises, including property damage with no less than One Million Dollars ($1,000,000.00) limit per occurrence and death and personal injury coverage with no less than One Million Dollars ($1,000,000.00) limit per person. Such policy shall name Landlord as an additional insured. Tenant shall also maintain all worker's compensation and similar insurance required by applicable law.

         (b) With respect to all policies of insurance required to be carried by either party under this Lease Agreement, either party shall provide the other party with copies of the certificates of such insurance at or prior to their effective dates. All such policies of either party shall provide that the same may not be modified or cancelled without at least thirty
(30) days prior written notice to the other party and either party shall provide the other party with copies of the certificates for all modified, renewed or new insurance policies on or before their effective dates.

         (c) To the extent possible without additional cost, each party shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance. Such waiver coverage at an additional premium shall be obtained by either party upon written notice from the other party seeking the same accompanied by reimbursement by such other party for the additional expense.

         (d) Tenant shall not take any action or permit anything to be done which will increase the rate of fire or other insurance coverage on the Demised Premises or any part thereof or adjacent thereto or on the Building or the Tract. However, in the event the Tenant shall take any such action then, in addition to any other rights Landlord might have under this Lease Agreement or otherwise, Landlord may require Tenant, upon demand, separately to pay or reimburse Landlord as additional rent the amount of any increased insurance premiums attributable to such action which are in excess of those charged at the date of this Lease Agreement.

                                      17.
                             WAIVER OF SUBROGATION

         (a) Landlord hereby releases Tenant, but only to the extent of Landlord's insurance coverage and only to the extent payment is actually received under such coverage by Landlord, from any liability for loss or damage covered by any insurance policies which the Landlord carries with respect to the Demised Premises, Building or Tract or any interest or property therein or thereon whether or not such insurance is required by this Lease Agreement and even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, Tenant's agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss only so long as Landlord's policy applicable to such loss contains a clause to the effect that this release shall not affect the right of Landlord to recover under such policy. Landlord does not waive and hereby reserves the right to secure compensation from Tenant for any uninsured loss, any amounts not paid because of deductibles and other amounts not paid for any reason whatsoever OTHER THAN FOR LANDLORD'S FAILURE TO MAINTAIN INSURANCE UNDER SECTION 16.

         (b) Tenant hereby releases Landlord, but only to the extent of Tenant's insurance coverage and only to the extent payment is actually received under such coverage, from any liability for loss or damage covered by any insurance policies which the Tenant carries with respect to the Demised Premises, Building or Tract or any interest or property therein or thereon whether or not such insurance is required by this Lease Agreement and even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, Landlord's agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant's policy applicable to such loss contains a clause to the effect that this release shall not affect the right of Tenant to recover under such policy. Tenant does not waive and hereby reserves the right to secure compensation from Landlord to which Tenant is otherwise entitled for an uninsured loss, any amounts not paid because of deductibles and other amounts not paid for any reason whatsoever. This section does not modify the limitations of Landlord's liability to Tenant provided under any other sections of this Lease Agreement.

                                      18.
            TENANT'S OBLIGATIONS AT THE END OF TERM AND HOLDING OVER

         (a) Tenant shall, at the expiration of the initial or any extended term of this Lease Agreement or hold over period, peaceably surrender the Demised Premises to Landlord in the condition required in Section 8 above. At such time, in addition to any other obligations of Tenant under this Lease Agreement, Tenant shall leave the Demised Premises broom clean, shall fasten and lock all doors and windows, shall return to Landlord all keys to the Demised Premises, and shall notify Landlord of the address to which any balance of the Security Deposit should be sent.

         (b) Any holding over by Tenant at the Demised Premises after the expiration of the term of this Lease Agreement or any final extended term shall at most result in a tenancy from month to month, terminable at will of Landlord. All of the obligations of Tenant under this Lease Agreement shall apply to any such hold over period, except that the monthly portion of the Base Rent shall be ONE HUNDRED TWENTY FIVE PERCENT (125%) in amount of each month that Tenant remains in possession.

         (c) Upon vacating the Premises, Tenant must have performed an environmental audit to ensure that the facility is free of any materials and residue which might be contaminated with any materials potentially hazardous to health. UPON VACATING THE PREMISES, TENANT WILL PROVIDE DOCUMENTATION THAT THE PREMISES ARE FREE OF POTENTIALLY HAZARDOUS MATERIALS TO THE SAME EXTENT AND LEVEL USING SIMILAR METHODOLOGY (WITH THE SAME DEGREE OF TECHNOLOGY AVAILABLE ON JANUARY 1, 1994), AS SPECIFIED IN (I) THE GLAXO LETTER OF CERTIFICATION DATED _______________ CONCERNING BETA LACTAMS, (II) THE SPHINX LETTER OF CERTIFICATION DATED DECEMBER 21, 1993 CONCERNING BETA LACTAMS, AND (III) THE DUKE UNIVERSITY ANALYSIS OF

THE PREMISES DATED DECEMBER 2, 1993. TENANT WILL INCUR ALL COSTS TO FREE PREMISES OF SUCH MATERIALS IF SUCH DO EXIST UPON LEASE TERMINATION.

                                      19.
              REMOVAL OF FIXTURES AND OTHER ITEMS AT END OF LEASE

         To the extent consistent with other terms of this Lease Agreement, Tenant at the expiration of this Lease Agreement shall remove all furniture and other personal property, including fixtures, trade or otherwise, which Tenant or any other third parties have installed upon or placed within the Demised Premises during the term of this Lease Agreement or any extended term or holdover period and to which Landlord is not entitled if such items can be removed without material injury to the Demised Premises; provided, however, all repairs to the Demised Premises required by such removal must be properly and promptly made by Tenant at Tenant's sole cost and expense incident to such
removal.   All property of Tenant remaining at the Demised Premises after the last day of the term of this Lease Agreement or any extended term or holdover period shall conclusively be deemed abandoned and may be removed by Landlord at Tenant's expense or retained by Landlord.

                                      20.
                                LANDLORD'S ENTRY

         Landlord at all reasonable times AND UPON PRIOR NOTICE may enter to view or inspect the Demised Premises and to make repairs which Landlord may see fit to make in accordance with Section 9 or otherwise, EXCEPT EMERGENCY REPAIRS FOR WHICH LANDLORD IS RESPONSIBLE AND FOR WHICH LANDLORD SHALL NOT BE OBLIGATED TO GIVE PRIOR NOTICE. During a reasonable period not less than six (6) months preceding the expiration of the initial or any extended term and throughout any holdover period Tenant will permit Landlord to place and keep upon and about the Demised Premises a notice that the Demised Premises are for rent or for sale and during such period Landlord may enter the Demised Premises to show them to prospective tenants or purchasers. LANDLORD ACKNOWLEDGES THE CONFIDENTIAL NATURE OF TENANT'S BUSINESS OPERATIONS AND AGREES TO USE ITS BEST EFFORTS NOT TO DISRUPT ORDINARY BUSINESS OPERATIONS IN EXERCISING ANY OF THE RIGHTS GRANTED HEREIN.

                                      21.
                             RULES AND REGULATIONS

         Tenant shall comply with the rules and regulations attached as Exhibit E as Landlord may prescribe from time to time for the use, safety, care and cleanliness of the Demised Premises, the Building, the Tract, and any Common Areas; provided the same are applicable equally to all occupants of the Building.

                                      22.
                                QUIET ENJOYMENT

         Landlord agrees that if Tenant shall pay the rent as aforesaid and perform the covenants and agreements herein contained on Tenant's part to be paid and performed, Tenant shall peaceably hold and enjoy the Demised Premises without hindrance or interruption by the Landlord or by any other person or persons claiming through Landlord, DIRECTLY OR INDIRECTLY.

                                      23.
                      SUBORDINATION AND TENANT'S ESTOPPEL

         (a) This Lease Agreement shall be deemed subject and subordinate to any mortgage or deed of trust which may heretofore or hereafter be executed by Landlord covering the Demised Premises or any part thereof or the Building or the Tract and to all renewals, modifications or extensions thereof. The Landlord's interest in this Lease Agreement may be assigned as security for any financing now or hereafter required by Landlord. In the event any proceedings are brought or notice given for foreclosure of any mortgage or deed of trust on the Demised Premises or the Building or for the exercise of any rights pursuant to any mortgage, deed of trust or assignment Tenant will attorn to the holder of the deed of trust, mortgagee, assignee or purchaser at a foreclosure sale, as the case may be and will recognize such holder, assignee, mortgagee or purchaser as Landlord, providing such holder, assignee, mortgagee or purchaser agrees not to disturb Tenant's possession so long as Tenant is not in default under the terms of this Lease Agreement.

         (b) Tenant shall execute and deliver to Landlord at Landlord's request from time to time, and within TEN (10) BUSINESS days thereof (i) instruments evidencing the subordination position of this Lease Agreement and/or (ii) estoppel certificates setting forth the date Tenant accepted possession of the Demised Premises, that Tenant occupies the Demised Premises, the termination date of the Lease Agreement, the date to which rent has been paid, and the amount of monthly rent in effect as of such certification, whether or not Tenant has any defense to the enforcement of Tenant's lease, any knowledge Tenant has of any default or breach by Landlord, any other matters requested by Landlord and that the Lease Agreement is in full force and effect except as to modifications, agreements or amendments thereto, copies of each of which including the Lease Agreement shall be attached. Failure by Tenant to RESPOND TO any such request within such TEN (10) BUSINESS day period shall be deemed a conclusive admission by Tenant that this Lease Agreement remains in full force and effect, that Tenant has no defense thereto and that Landlord is not in breach thereunder.

                                      24.
                        CURING DEFAULTS AND LATE CHARGES

         (a) If Tenant is required to perform or comply with any agreement or provision hereof and shall fail to do so within the time provided therefor (or if no time is provided therefor then within ten (10) days after WRITTEN NOTICE AND demand for compliance shall have been provided to Tenant) then, in each such case, upon the expiration of the time provided in this Lease Agreement (except in the case of emergency situations in which event the time frame may be shortened as appropriate) Landlord may perform and comply therewith for the account and at the expense of Tenant; and Tenant upon receipt of an itemized invoice of the cost and expense thereof, agrees to pay as additional rent within thirty (30) days of billing by Landlord the cost and expense incurred by Landlord.

         (b) Tenant shall pay a late charge of the lesser of four percent (4%) of all sums past due more then fifteen (15) days or the maximum amount allowed by law and interest at the lesser rate of eighteen percent (18%) per annum on all past due sums from the due date to the date payment is received or the maximum amount allowed by law.

         (c) NOTWITHSTANDING ANYTHING IN THE FOREGOING TO THE CONTRARY, IN THE EVENT LANDLORD SHALL HAVE GIVEN TENANT WRITTEN NOTICE HEREUNDER TWO (2) TIMES IN ANY TWELVE (12) CALENDAR MONTH PERIOD DUE TO THE FAILURE OF TENANT TO MAKE TIMELY PAYMENT HEREUNDER, THEN UPON THE OCCURRENCE OF THE THIRD (3RD) FAILURE OF TENANT TO MAKE TIMELY PAYMENT WITHIN SUCH TWELVE (12) CALENDAR MONTH PERIOD, SUCH FAILURE ON THE PART OF TENANT SHALL AUTOMATICALLY CONSTITUTE AN EVENT OF DEFAULT WITHOUT NECESSITY FOR WRITTEN NOTICE THEREOF FROM LANDLORD.

                                      25.
                               EVENTS OF DEFAULT

         (a) For purposes of this Lease Agreement, the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder IF NOT CURED PURSUANT TO PARAGRAPH 24:

         (i) Tenant fails to pay any rent or additional rent as and when due;

        (ii) Tenant breaches any other agreement or obligation herein set forth and shall fail to cure such breach within ten (10) days after written notice is sent by Landlord;

       (iii) The commencement in any court or tribunal of any proceeding, voluntary or involuntary, to declare Tenant insolvent or unable to pay its debts as and when due;

          (iv) The assignment by Tenant of all or any part of Tenant's property or assets for the benefit of creditors;

           (v) The levy or execution, attachment, or taking of the leasehold interest of Tenant HEREUNDER by process of law or otherwise in satisfaction of any judgment, debt or claim OR THE LEVY, EXECUTION, ATTACHMENT OR TAKING OF OTHER PROPERTY OR ASSETS OF TENANT WHICH MATERIALLY ADVERSELY AFFECT TENANT'S ABILITY TO PERFORM TENANT'S OBLIGATIONS HEREUNDER;

          (vi) Tenant files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court;

         (vii) Any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar actions), either in state or federal court is filed against Tenant;

        (viii) Tenant conveys away substantially all of Tenant's assets without adequate consideration; or

          (ix) Tenant is dissolved, liquidated, ceases to exist or do business or becomes insolvent.

         (b) The remedies of terminating the term, of terminating possession or otherwise as provided in this Lease Agreement shall be cumulative and in addition to and not in limitation of any rights and remedies otherwise available to the Landlord and the exercise of any rights and remedies on default shall not preclude the exercise of any other rights and remedies available to the Landlord at law or in equity or otherwise.

                                      26.
             LANDLORD'S RIGHTS ON TERMINATION OF TERM OR POSSESSION

         (a) Upon any termination of the initial or extended term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession or occupancy only, without terminating the term hereof, Tenant shall surrender possession and vacate the Demised Premises and shall deliver possession thereof to the Landlord; and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event to repossess the Demised Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying the Demised Premises and to remove therefrom any and all property, without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of the laws of the State of North Carolina. Upon the occurrence of any Event of Default after written notice thereof and the expiration of any applicable time for curing such Event of Default, Landlord shall be entitled to the rights and remedies set forth in Paragraph 24 and hereinafter in Paragraph 26.

         (b) If Landlord elects to terminate Tenant's right to possession only as above provided, without terminating the term hereof, Landlord at its option may enter into the Demised Premises, remove Tenant's property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the term hereof and without releasing Tenant from its obligation to pay rents and other monetary obligations herein reserved for the full term hereof. Upon and after entry into possession without terminating such obligations, Landlord shall use reasonable efforts to relet the Demised Premises, or any part for the account of Tenant to any person, firm or corporation other than Tenant for such reasonable rent, for such time, and upon such reasonable terms as Landlord in its sole discretion shall determine. If any rent is to be collected by Landlord upon any such reletting for Tenant's Account is not sufficient to pay the full amount of rent or any other rent herein reserved (including additional rents and other charges) and any other monetary obligations hereunder, and not heretofore paid by Tenant, together with the reasonable costs of retaking possession and any repairs, alterations, or redecoration necessary for such reletting, Tenant shall pay to Landlord the amount of the entire deficiency upon demand, and if the rent to be collected from such reletting is more than enough to pay the full amount of the rents reserved hereunder and all of the aforementioned costs, Landlord shall be entitled to retain such excess. In accordance with the foregoing, Tenant shall continue to be entitled to make timely payment of the aforesaid amounts due hereunder as and when such payments are due and payable; provided, however, in the event Tenant shall fail to make any such payment in a timely manner, Landlord shall have the right and remedy and be entitled to accelerate the rent and other monetary obligations herein reserved for the full term hereof, subject to applicable offset or credit as aforesaid. The obligation of Tenant to pay rent and other monetary obligations hereunder constitutes evidence of indebtedness. Notwithstanding any termination of the right to possession without termination of the term, the Landlord expressly reserves the right, at any time after the termination of possession, to terminate the term of this Lease Agreement by notice of such termination to Tenant.

         (c) The foregoing rights and remedies of Landlord are in addition to any other rights and remedies Landlord may have at law or in equity.

                                      27.
                                   NO WAIVER

         The acceptance of rentals and other payments by Landlord for any period or periods after a default under any of the terms, covenants, and conditions herein contained to be performed, kept and observed by Tenant shall not be deemed a waiver of any rights on the part of the Landlord to terminate this Lease Agreement for any other failure or for the continued failure by Tenant to so perform, keep or observe its covenants, terms and conditions to be kept, performed and observe by it. No waiver by Landlord of any of the terms or conditions of this Lease Agreement shall be construed as a waiver by Landlord of any subsequent default on the part of Tenant.

                                      28.
                                    NOTICES

         All notices, demands and requests to be given hereunder by either party shall be in writing and must be hand delivered or sent by registered mail or by certified mail, return receipt requested, and shall be deemed properly given when hand delivered or sent to the following addresses or at such other address as either party shall designate by written notice to the other.

         *Landlord:               1-40 Properties
                                  P.O. Drawer 850
                                  Burlington, NC 27216-0850
                                  Attn:  Mr. Milt Petty

         Tenant:                  AAI
                                  1206 N. 23rd Street
                                  Wilmington, NC 28405
                                  Attn.:  Mr. Forrest Waldon

         *With a copy to
         Landlord's Agent:        Vanguard Associates, Inc.
                                  Attn.: Property Manager
                                  Post Office Box 13866
                                  Research Triangle Park, NC 27709-3866

         *With a copy to:         Mr. James L. Waters
                                  1153 Grove Street
                                  Framingham, MA 01701

         *And also with a
         copy to:                 Dr. Frederick D. Sancilio
                                  7845 Masonboro Sound Road
                                  Wilmington, NC 28409

                                      29.
                                  LEGAL COSTS

         Should either party institute any legal proceedings against the other party for breach of any provision herein contained, and prevail in such action, the non-prevailing party shall be liable for the reasonable costs and expenses of the other party, including the other party's reasonable attorney's fees and expenses.

                                      30.
                             LIABILITY OF LANDLORD

         In the event Landlord shall fail to perform any covenant, term or condition of this Lease Agreement upon Landlord's part required to be performed, or if Tenant shall make any claim arising out of Tenant's occupancy or use of the Demised Premises based upon any action or omission of Landlord, Tenant covenants and agrees to look solely to Landlord's interest in the Building for any recovery of money judgment from Landlord from and after the date of this Lease Agreement. In no event shall the stockholders, partners, directors, officers, agents or employees of Landlord (either individually or severally) be personally liable for any such judgment. Furthermore, in no event shall Tenant be entitled to an award of incidental or consequential damages arising out of any breach by Landlord including but not limited to any award for damage or destruction of Tenant's or any other person or entity's personalty or fixtures located in or about the Demised Premises, moving expenses, storage expenses, alternative leasing costs and expenses and costs and expenses of locating and procuring alternative leased space.

                                      31.
                                ENTIRE AGREEMENT

         This Lease Agreement is executed with the express intent and understanding that it shall supersede any and all prior discussions and/or agreements between the parties hereto, it being understood and agreed that this Lease Agreement contains the entire understanding and agreement concerning the Lease Agreement of the Demised Premises.

                                      32.
                                   AMENDMENTS

         Changes and amendments to this Lease Agreement shall be in writing and signed by the parties affected by such change or amendment.

                                      33.
                                CONTROLLING LAW

         The Lease Agreement shall be governed by the laws of the State of North Carolina.

                                      34.
                             SUCCESSORS AND ASSIGNS

         All of the covenants, agreements and conditions of this Lease Agreement shall accrue to the benefit of and be binding upon the respective parties hereto and their heirs, successors and assigns.

                                      35.
                                 NO JURY TRIAL

         To the extent such waiver is permitted by law, the parties hereby waive trial by jury in any action brought in connection with this Lease Agreement or the Demised Premises.

                                      36.
                                   NO AGENCY

         The execution of this Lease Agreement or the performance of any act pursuant thereto shall not be deemed or construed to create between Landlord and Tenant the relationship of principal or agent, or of a partnership or joint venture.

                                      37.
                                  SEVERABILITY

         In the event any provision of this Lease Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Lease Agreement shall continue in full force and effect.

                                      38.
                                 FORCE MAJEURE

         In the event Landlord or Tenant is unable to perform any actions or obligations required hereunder by virtue or acts of God or other events beyond Landlord's or Tenant's control, Landlord or Tenant shall not be in breach hereunder but shall use due diligence to perform such act or obligation when and to the extent possible. Notwithstanding the foregoing, this shall not excuse Tenant from the prompt payment of rent or other monies due under the Lease.

                                      39.
                        RECORDATION AND LEASE MEMORANDUM

         This Lease Agreement may not be recorded without both parties prior written consent, but each party agrees on request of the other to execute a memorandum hereof for recording purposes.

                                      40.
                             ASSIGNMENT BY LANDLORD

         Landlord may sell the Tract, Building or any portion thereof at any time and this Lease Agreement may be assigned by Landlord. In the event of any such assignment, the assignee shall be deemed the Landlord hereunder as of the effective date of any such assignment, Tenant shall attorn to the same, and the undersigned Landlord shall have no further liability hereunder for matters arising after the effective date of any such assignment.

                                      41.
                               DUE AUTHORIZATION

         Tenant warrants that all necessary corporate and/or other action has been taken by Tenant to authorize Tenant's execution of this Lease Agreement.

                                      42.
                                    BROKERS

         Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Demised Premises except as identified below in this Section 42. If none, indicate "none." Each such party shall indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom the indemnifying party has consulted or negotiated with regard the Demised Premises not identified herein.

Vanguard Associates, Inc., WHOSE FEE IS THE SOLE RESPONSIBILITY OF LANDLORD.

                                      43.
                        RELOCATION OF DEMISED PREMISES.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and sealed this Lease Agreement in triplicate originals, all as of the day and year first above written.

                                    LANDLORD:

                                    I-40 PROPERTIES               (seal)

                                    By:      /s/ Maurice Koury    (seal)
                                       --------------------------
                                             General Partner



                                    TENANT:

                                    APPLIED ANALYTICAL INDUSTRIES,
                                     INC., a Delaware corporation (seal)

ATTEST:                             By:     /s/ Frederick D. Sancilio
                                       --------------------------------
                                                Authorized Signatory

/s/ R. Forrest Waldon
- ---------------------
(CORPORATE SEAL)

STATE OF NORTH CAROLINA

COUNTY OF NEW HANOVER


I, Jonna Bradoc, a Notary Public for said County and State do hereby certify that R. Forrest Waldon, Secretary of Applied Analytical Industries, Inc., personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and official seal, this the 23rd day of December, 1993.

/s/ Jonna Bradoc
- -------------------
Notary Public
My commission expires 8/27/97

STATE OF NORTH CAROLINA

COUNTY OF ALAMANCE


I, Susan B. Stout, a Notary Public for said County and State do hereby certify that Maurice J. Koury, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and official seal, this the 23rd day of December, 1993.

/s/ Susan B. Stout
- ---------------------
Notary Public
My commission expires 7/26/94